Exhibit 99.1

TIMING PRODUCT BUSINESS (A product line of Renesas)

Report Of Independent Auditors

To the Management of Renesas Electronics Corporation
Opinion
We have audited the accompanying combined financial statements of the Timing Product Business (the "Business"), a product line of Renesas Electronics America Inc., which comprise the statements of assets acquired and liabilities assumed as of December 31, 2025 and 2024, and the related statements of revenue and direct expenses for the years then ended, and the related notes (collectively referred to as the "combined financial statements").
In our opinion, the accompanying combined financial statements present fairly, in all material respects, the assets acquired and liabilities assumed of the Business as of December 31, 2025 and 2024, and its revenue and direct expenses for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Business and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matter
The accompanying combined financial statements were prepared in connection with SiTime Corporation's acquisition of the Business and as described in Note 1, were prepared for the purpose of complying with the rules and regulation of the U.S. Securities and Exchanges Commission. These combined financial statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Business. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Combined Financial Statements
Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business' ability to continue as a going concern for one year after the date the combined financial statements are available to be issued.
Auditors' Responsibilities for the Audit of the Combined Financial Statements
Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.
In performing an audit in accordance with US GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business' internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business' ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers Japan LLC
Tokyo, Japan
May 1, 2026

TIMING PRODUCT BUSINESS (A product line of Renesas)
Statements Of Assets Acquired And Liabilities Assumed As Of December 31, 2025 And 2024
(US dollars in thousands)

	2025	2024
ASSETS ACQUIRED
Inventory, net	$ 5,134	$ 3,945
Total current assets	5,134	3,945
Property, plant, and equipment, net	4,917	4,523
Right-of-use asset, net	1,407	1,546
Goodwill	382,299	382,299
Intangible assets, net	58,427	104,082
Total non-current assets	447,050	492,450
TOTAL ASSETS ACQUIRED	$ 452,184	$ 496,395

LIABILITIES ASSUMED
Warranty and return liabilities	$ 1,177	$ 1,112
Lease liability – current	229	218
Total current liabilities	1,406	1,330
Lease liability – non-current	1,302	1,430
Total non-current liabilities	1,302	1,430
TOTAL LIABILITIES ASSUMED	2,708	2,760
NET ASSETS ACQUIRED	$ 449,476	$ 493,635

The accompanying notes are an integral part of these combined financial statements.

TIMING PRODUCT BUSINESS (A product line of Renesas)
Statements Of Revenue And Direct Expenses
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(US dollars in thousands)

	2025	2024
Product revenue	$ 207,744	$ 201,414
Direct expenses:
Cost of sales (exclusive of amortization shown separately below)	50,461	51,413
Selling, general and administrative (exclusive of amortization shown separately below)	6,124	6,011
Research and development (exclusive of amortization shown separately below)	29,347	27,799
Amortization of intangible assets	45,659	45,648
Total direct expenses	131,591	130,871
Product revenue less direct expenses	$ 76,153	$ 70,543
The accompanying notes are an integral part of these combined financial statements.

TIMING PRODUCT BUSINESS (A product line of Renesas)
Notes To Combined Financial Statements
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(Amounts in US dollars in thousands, unless otherwise indicated)

1.DESCRIPTION OF THE TRANSACTION AND BASIS OF PRESENTATION
Description of the Transaction – Renesas Electronics Corporation (“Renesas”, the “Company”), a public company established under the Companies Act of Japan and domiciled in Japan, announced that Renesas Electronics America Inc., a California corporation and wholly-owned subsidiary of Renesas (“REA”), and SiTime Corporation, incorporated in the State of Delaware (“SiTime”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which REA will and will cause certain of its affiliates to sell, transfer, assign and convey to SiTime all of their right, title and interest in, to and under certain assets (as further set forth in the Asset Purchase Agreement and described below, the “Transferred Assets”) related to the timing business of REA (“Transferred Business”, “Timing Product Business”, “Business”) (such transaction, the “Transaction”). The Transaction was approved by the Renesas’ Board of Directors on February 5, 2026, Tokyo Time. The Transaction is expected to be consummated by the end of 2026, subject to satisfaction of customary closing conditions and regulatory approvals.
Under the terms of the Asset Purchase Agreement, SiTime will acquire the Transferred Assets for $1.5 billion in cash and 4.13 million shares of common stock, $0.0001 par value per share of SiTime, subject to a potential adjustment and a collar determined by the 10-day volume weighted average price (“VWAP”) as of three trading days prior to the execution of the Asset Purchase Agreement. The stock consideration will be paid in the form of newly issued SiTime common stock based on SiTime’s 10-day VWAP as of three trading days prior to closing, subject to a floor price of $308.6686 and a ceiling price of $417.6104 per share.
Description of the Business and the Transferred Assets – The Timing Product Business, which originated from the acquisition of Integrated Device Technology, Inc. (“IDT”) in 2019, consists of the Renesas’ timing product portfolio and the related technologies, assets, and personnel. The timing business encompasses the research and development, fabrication, testing, and sales of crystal oscillators, clock buffers, clock generators, and jitter attenuators for customers in cloud computing, automotive, and communications sectors. The Timing Product Business has operations to serve markets in the United States, Canada, China, Taiwan, Bulgaria, India, and Malaysia. As part of the Transaction, SiTime or certain of its affiliates will acquire certain specified assets primarily related to the Business, including certain contracts (excluding customer, supplier and foundry agreements), certain intellectual property exclusively related to the Business, design databases and other proprietary data, all finished goods inventory, certain machinery and equipment used exclusively in the Business, and all goodwill attributable thereto. In connection with the transaction, SiTime and certain of its affiliates will assume certain liabilities of the Business, subject to certain specified exclusions, including, among others, certain lease liabilities, warranty and return liabilities.
Basis of Presentation – The accompanying statements of assets acquired and liabilities assumed as of December 31, 2025 and 2024, and the related statements of revenue and direct expenses for the years ended December 31, 2025 and 2024, and notes thereto (collectively, the “Combined Financial Statements”) of Timing Product Business have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X under the Securities Act of 1933 of the United States Securities and Exchange Commission.
Throughout the periods covered by the Combined Financial Statements, the operations relating to the assets acquired and liabilities assumed were not segregated within separate legal entities but were embedded within various Renesas legal entities. Historically, Renesas has not maintained separate accounts for these assets and liabilities. The assets and liabilities have not been operated as a separate independent business, operating segment, or division and separate financial statements have not been historically prepared. As a result, preparation of complete financial statements for the historical periods for the Timing Product Business, including reasonable and appropriate allocations of corporate overhead, interest, and tax expenses, is impracticable.
The Combined Financial Statements have been derived from the accounting records of Renesas and other wholly owned subsidiaries of Renesas, including REA, using historical results of operations and financial position and reflect only the assets acquired, liabilities assumed and associated revenues, direct expenses, and other expenses of the Timing Product Business.

The Combined Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”). These Combined Financial Statements are not intended to represent a complete presentation of the financial position, results of operations, cash flows and the related footnotes of the Timing Product Business.
The assets acquired and liabilities assumed as part of the Transaction include items specifically identified in the Asset Purchase Agreement (see “Description of the Business” above). Certain assets and liabilities related to the Timing Product Business are excluded from the Combined Financial Statements as such assets and liabilities constitute excluded assets and retained liabilities as defined in the Asset Purchase Agreement. Such excluded assets and retained liabilities include cash and cash equivalents, raw materials, work in progress, borrowings, and certain shared assets and liabilities. Acquired assets and assumed liabilities included in the Combined Financial Statements are primarily inventories, specific property, plant, and equipment and intangible assets, specific lease agreements, and certain warranty liabilities.
The revenues and expenses presented reflect only the activities and functions that were historically part of and directly attributable to the Timing Product Business. The financial information presented herein is not fully indicative of the results that would have been achieved had the Business operated as a separate, stand-alone entity during the periods presented. In addition, the Combined Financial Statements are not indicative of the financial condition or results of operations to be expected in the future due to changes in the Business and the omission of certain operating expenses.
As the Timing Product Business operated as an integrated internal contract manufacturer within the Renesas group (consisting of Renesas and its wholly owned subsidiaries), cash flows specific to operating, investing, and financing activities were neither prepared nor historically reported at the Timing Product Business level and were comingled with other Renesas group entities. As a result, the preparation of such cash flow information attributable to the Timing Product Business is not practical and was not included in the Combined Financial Statements.
The Combined Financial Statements are not necessarily indicative of the results of operations that would have occurred or may occur in the future if the Timing Product Business had been integrated into the SiTime group (consisting of SiTime and its wholly owned subsidiaries).
2.USE OF MANAGEMENT’S ESTIMATES AND ASSUMPTIONS
These Combined Financial Statements include consistent and reasonable allocation of certain divisional shared costs that can be directly attributed to the Timing Product Businesses, based on appropriate assumptions and estimates. Where specific identification was not practicable, a proportional cost allocation method was used, based on revenue or headcount. The allocations and estimates in the statements of revenue and direct expenses are based on assumptions that Renesas management considers reasonable. Actual results may differ from these estimates and assumptions. Refer to Note 11. Selling, General and Administrative Expenses and Note 13. Relationship with Parent and Related Entities for further information.
3.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Inventory – Inventory is measured at the acquisition cost, including the costs to purchase, convert, and any other costs incurred in bringing the inventory to their present location and condition. After the initial recognition, inventory is measured at the lower of cost and net realizable value, however if costs exceed net realizable value, the inventory is written down to net realizable value. Excess and obsolete inventories are determined based on management’s assessment of future demand, historical usage by product, and market conditions. The net realizable value is calculated by deducting the estimated costs of completion and the estimated selling costs from the estimated selling price in the ordinary course of business. The cost is calculated using the standard costing method, which approximates actual cost on a first-in, first-out basis.
Property, Plant, and Equipment – Property, plant, and equipment are measured at historical acquisition costs, and reduced by accumulated depreciation and any recognized impairment losses. Depreciation of property, plant and equipment is recognized on a straight-line basis over the estimated useful lives of the respective assets. Depreciation expense is recorded within cost of sales, research and development, or selling, general and administrative expenses.
The estimated useful life, the residual value and the depreciation method are reviewed at the end of each fiscal year, and any changes are applied to the period when the estimates are changed and future periods prospectively as a change in the accounting estimate.

The estimated useful lives of major assets are as follows.
Years

Machinery and equipment	2 to 10 years
Tools, furniture and fixtures	2 to 5 years
Leases – Contract arrangements are determined if it is a lease or contain a lease at inception. Lease classification is evaluated at commencement and, as necessary, at modification.
Operating lease related balances are included in right-of-use (“ROU”) asset, lease liability - current, and lease liability – non-current on the Statements of Assets Acquired and Liabilities Assumed. The Business currently does not have any finance leases.
The operating lease ROU asset represents the Business’s right to use an underlying asset for the lease term and the operating lease liability represents the present value of the Business’s obligation to make lease payments arising from the lease. The operating lease ROU asset and liability are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the incremental borrowing rate of the Business operated as a component of Renesas. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The operating lease ROU asset also includes adjustments related to lease incentives, prepaid or accrued rent and initial direct lease costs. Operating lease ROU asset is subject to evaluation for impairment or disposal on a basis consistent with other long-lived assets.
Lease terms may include periods under options to extend or terminate the lease when it is reasonably certain that the Business will exercise that option. The Business generally uses the base, non-cancelable lease term when determining the lease right-of-use asset and lease liability. Payments under the Business’s lease arrangement is primarily fixed, however, certain lease agreements contain variable payments, which are expensed as incurred and not included in the operating lease ROU asset and liability. Variable lease payments are primarily comprised of common area maintenance charges and utility costs.
Goodwill and intangible assets – Goodwill represents the excess of purchase price over the fair value of identifiable assets acquired and liabilities assumed in the business combination.
Goodwill was recognized in connection with Renesas’ acquisition of Integrated Device Technology, Inc. on March 29, 2019. Goodwill was attributed to the Timing Product Business based on the proportionate fair value relative to the fair value of the IDT acquisition as of the acquisition date. Subsequently, the Business assessed the attributed goodwill for impairment each fiscal year or more frequently if events or circumstances indicate it is more likely than not that the fair value of the reporting unit is less than the carrying amount. An impairment loss is recognized when and to the extent a reporting unit’s carrying amount is determined to exceed its estimated fair value. Impairment losses on goodwill are recognized in the statements of revenue and direct expenses and are not reversed in a subsequent period.
Intangible assets are presented at cost less any accumulated amortization and accumulated impairment losses using the cost model. Intangible assets acquired in a business combination are measured at fair value as of the date of acquisition, comprised of developed technology and computer software specifically associated with the Timing Product Business.
Intangible assets with finite useful lives are amortized over their respective estimated useful life using the straight-line method, and an impairment test is performed if any indications of impairment exist. For intangible assets with finite useful lives, their useful lives and amortization method are reviewed at the end of each fiscal year. A change in the useful life or the amortization method is applied prospectively as a change in accounting estimate. The useful life for Timing Product Business’s developed technology and internal use computer software are 8 and 3 years, respectively.
Revenue Recognition – Revenue recognition is conducted in accordance with ASC 606 using the five-step model, which requires the identification of the contract with a customer, the identification of distinct performance obligations in the contract, the determination of the transaction price, the allocation of the transaction price to the performance obligations, and the recognition of revenue as the performance obligations are satisfied.

The Timing Product Business engages in research, development, design, manufacturing, sale, and servicing of semiconductor products. Revenue is mainly recognized when the goods are delivered as the ownership of these goods has been transferred to the customer and the performance obligations are identified at the time of delivery.
Revenue is measured at the amount of consideration to which the business expects to be entitled, net of estimated discounts, rebates, and returns. Sales to specific distributors may be subject to the various sales promotion programs.
The Business provides product warranties covering manufacturing defects and performance issues within a defined warranty period. Warranty reserves are estimated based on historical warranty claim rates, cost of repair or replacement, and product failure trends.
The ship and debit is a program designed to assist specific distributors on their sales to end customers through pricing adjustments. Under this program, the selling prices will be adjusted when the specific distributors sell the products to the end customers. At the time we record sales to the specific distributors, we accrue for ship and debit liabilities and deduct the same amounts from revenue based on the estimate of the variable consideration resulting from the application of the ship and debit program upon the future sales by the distributors.
Stock rotation is a program whereby on a semi-annual basis, specific distributors are allowed to return, for credit, inventories equal to a certain percentage of their purchases for the previous six months. We recognize return allowance for obligation under expected future inventory returns. We accrue for refund liabilities related to the stock rotation program at every closing date and deduct the same amount from revenue.
4.INVENTORY, NET
As of December 31, 2025 and 2024, inventories that are part of the Business are summarized as follows:

	2025	2024
Finished goods	$5,134	$3,945
5.PROPERTY, PLANT, AND EQUIPMENT, NET
As of December 31, 2025 and 2024, property, plant, and equipment by major asset class and accumulated depreciation that are part of the Business are summarized as follows:

	2025	2024
Machinery and equipment	$19,619	$17,949
Tools, furniture and fixtures	4,614	3,934
	24,233	21,883
Less: Accumulated depreciation	(19,316)	(17,360)
Total property, plant, and equipment, net	$4,917	$4,523

The recorded depreciation expense related to property and equipment was $1,815 and $2,940 for the years ended December 31, 2025, and 2024, respectively.
6.LEASE
The Business has only one lease for its Ottawa, Canada office, which is classified as an operating lease. The remaining lease term is approximately six years, and Renesas Electronics Canada Limited has an option to extend the term for a period of five years. This renewal option is not included in the remaining lease term as it is not reasonably certain that Renesas Electronics Canada Limited will exercise such renewal option. Additionally, Renesas Electronics Canada Limited has variable lease payments, which are primarily composed of utility charges, real estate taxes, and building maintenance.

The table below presents the lease-related assets and liabilities recorded on the Statements of Assets Acquired and Liabilities assumed as of December 31, 2025 and 2024:

	2025	2024
Right-of-use asset	$1,407	$1,546
Lease liability – current	229	218
Lease liability – non-current	1,302	1,430
Total operating lease liability	$1,531	$1,648

Discount rate	1.6%	1.6%
Total operating lease costs recognized in 2025 and 2024 are $245 and $236, respectively. Cash paid for operating lease liability was $229 and $209 for the years ended December 31, 2025, and 2024, respectively.
The table below reconciles the undiscounted cash flows for each of the first five years and total of the remaining years, as applicable, to the operating lease liability recorded on the Statement of Assets Acquired and Liabilities Assumed as of December 31, 2025:

2025
2026	$229
2027	241
2028	250
2029	250
2030	261
Thereafter	384
Total minimum lease payments	$1,615
Less: amount of lease payments representing interest	(84)
Present value of future minimum lease payments	$1,531
Less: Lease liability – current	(229)
Lease liability – non-current	$1,302
The table below reconciles the undiscounted cash flows for each of the first five years and total of the remaining years, as applicable, to the operating lease liability recorded on the Statement of Assets Acquired and Liabilities Assumed as of December 31, 2024:

2024
2025	$218
2026	218
2027	229
2028	238
2029	238
Thereafter	613
Total minimum lease payments	$1,754
Less: amount of lease payments representing interest	(106)
Present value of future minimum lease payments	$1,648
Less: Lease liability – current	(218)
Lease liability – non-current	$1,430

7.GOODWILL AND INTANGIBLE ASSETS, NET
Goodwill was recognized in connection with Renesas’ acquisition of Integrated Device Technology, Inc. on March 29, 2019. Goodwill was attributed to the Timing Product Business based on the proportionate fair value relative to the fair value of the IDT acquisition as of the acquisition date. No goodwill impairment losses were recognized for the periods ended December 31, 2025 and 2024.
Other intangible assets specifically identified to the Business include developed technology recognized in the IDT acquisition and certain other internal use computer software.
The changes in acquisition cost, accumulated amortization and impairment losses, and the carrying amounts of goodwill and other intangible assets are as follows.

A.Acquisition cost

	Goodwill	Intangible asset – Developed Technology	Intangible asset – Software	Intangible asset – Total
Balances as of January 1, 2024	$382,299	$365,000	$218	$365,218
Additions	—	—	95	95
Balances as of December 31, 2024	382,299	365,000	313	365,313
Additions	—	—	4	4
Balances as of December 31, 2025	$382,299	$365,000	$317	$365,317

B.Accumulated amortization

	Goodwill	Intangible asset – Developed Technology	Intangible asset – Software	Intangible asset – Total
Balances as of January 1, 2024	$—	$(215,365)	$(218)	$(215,583)
Amortization	—	(45,625)	(23)	(45,648)
Balances as of December 31, 2024	—	(260,990)	(241)	(261,231)
Amortization	—	(45,625)	(34)	(45,659)
Balances as of December 31, 2025	$—	$(306,615)	$(275)	$(306,890)

C.Carrying amount

	Goodwill	Intangible asset – Developed Technology	Intangible asset – Software	Intangible asset – Total
Balances as of January 1, 2024	$382,299	$149,635	$—	$149,635
Balances as of December 31, 2024	382,299	104,010	72	104,082
Balances as of December 31, 2025	$382,299	$58,385	$42	$58,427
As of December 31, 2025, the estimated remaining amortization periods for developed technology and software are 3 and 2 years, respectively.
The estimated aggregate amortization expense for intangible assets subject to amortization as of December 31, 2025 is summarized as below:

Amortization expense
2026	$45,658
2027	12,457
2028	312
$58,427

8.WARRANTY AND RETURN LIABILITIES
The provision for warranties relates mainly to products sold by the business during the years ended December 31, 2025 and 2024. Warranty reserves are estimated based on historical warranty claim rates, cost of repair or replacement, and product failure trends. The Business expects the warranty obligations to be assumed by SiTime and settle as part of normal course operations over the course next year.
Return allowances are recognized as obligations under expected future inventory returns. Return allowance recorded in the Combined Financial Statements using the Business specific distributor sales and historical return data specific to the Business’s products.
9.PRODUCT REVENUE
The Business generates revenue primarily from the sale of timing products, including crystal oscillators, clock buffers, clock generators and jitter attenuators. Revenue from contracts with customers is disaggregated by primary geographical market, and timing of revenue recognition for the years ended December 31, 2025 and 2024 as follows:
Primary geographical markets:

	2025	2024
Taiwan	$95,783	$72,912
China	40,958	45,649
Singapore	28,584	30,322
The United States of America	22,304	31,134
Others	20,115	21,397
Total revenue	$207,744	$201,414

There are no countries with revenue individually greater than 10% presented in the ‘Others’ revenues in the table above.

Timing of revenue recognition:

	2025	2024
Products transferred at point in time	$207,744	$201,414
Total revenue	$207,744	$201,414
The Business primarily sells its products through third-party distributors. Three distributors directly accounted for 10% or more of the Business’s revenue for the years ended December 31, 2025, and 2024. No other distributors or customers accounted for 10% or more of the Business’s consolidated revenue for the years ended December 31, 2025, and 2024.
The following table discloses these distributors’ percentage of revenue for the respective periods

	2025	2024
Distributors:
WT Microelectronics Co., Ltd.	47.6%	41.6%
Macnica, Inc., Ltd.	20.1%	20.6%
Avnet, Inc.	11.9%	12.6%
10.RESEARCH AND DEVELOPMENT
Research and development costs are expensed as incurred. Research and development expenses include outsourcing costs, personnel expenses, depreciation, material costs relating to the discovery and development of new products and enhancement of existing products.
Personnel related expenses and other costs incurred by research and development functions directly attributable to the Timing Product Business are specifically identifiable and totaled $25,376 and $25,943 in years ended December 31, 2025 and 2024. Such other costs specifically identified to the Business include costs to maintain and repair assets used in research and development activities, tools and material costs such as costs for engineering and testing wafers, packaging and assembly consumables, as well as prototype costs. Research and development costs allocated to the Timing Product Business primarily represent shared costs associated with the licensing, implementation, and ongoing technology support for the design automation system. Research and development costs allocated from Renesas are $3,971 and $1,856 in years ended December 31, 2025 and 2024.
11.SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Selling, general and administrative expenses represent personnel expenses, depreciation, and other division expenses that are directly attributable to the Timing Product Business. Costs for dedicated selling and marketing employees, rent and leases expenses for peripheral hardware and software equipment, depreciation expenses associated with Business specific fixed assets, and other operating expense incurred by sales and marketing functions dedicated to the Business are specifically identified to the Business and totaled $2,317 and $2,239 in years ended December 31, 2025 and 2024. Costs associated with comingled facilities shared by the Business and other Renesas businesses, and field application engineers within the global sales organization that directly support the Timing Product Business are allocated to the Business based on employee headcount, and totaled $3,807 and $3,772 in years ended December 31, 2025 and 2024.
The components of selling, general and administrative expenses for the years ended December 31, 2025 and 2024 are as follows.

2025		2024
Personnel expenses	$4,467	$4,206
Depreciation	838	687
Retirement benefit expenses	77	68
Other	742	1,050
Total selling, general and administrative	$6,124	$6,011

12.SHARE BASED COMPENSATION
Certain of the Timing Product Business’s employees have historically participated in Renesas’s share-based compensation plan that grants equity awards including restricted stock units. Share based payment expenses included in the Statements of Revenue and Direct Expenses totaled $3,994 in “Research and development expenses” and $57 in “Selling, general and administrative expenses” in the year ended December 31, 2025, and $4,093 in “Research and development expenses” and $54 in “Selling, general and administrative expenses” in the year ended December 31, 2024. All share based compensation plans are managed on a consolidated basis by Renesas. Share based expenses recognized by the Business were specifically identified based on employees of Timing Product Business participating in Renesas’ share based compensation plan. All unvested Renesas’s equity awards held by transferring employees are forfeited upon the closing of the Transaction.

13.RELATIONSHIP WITH PARENT AND RELATED ENTITIES
Historically, the Timing Product Business has been managed and operated in the normal course of business with other subsidiaries, business, and affiliates of Renesas. Accordingly, certain shared costs have been allocated to the Business and are reflected as expenses in the Statements of Revenue and Direct Expenses.
Timing Product Business products are not sold to other Renesas entities for further resale or combination into external customer solutions. All revenue presented in the Combined Financial Statements represents third-party revenue from external customers only.
All products are assembled, tested and stored at an affiliated entity in Malaysia. The products are then shipped directly from Malaysia to external customers, with the related sales invoiced by entities in Malaysia and the United States. Such arrangements are reflected as revenue in these Combined Financial Statements.
Intercompany arrangements between Renesas entities are conducted for internal operational and legal entity purposes only and do not represent third-party transactions. Accordingly, such intercompany activities are not reflected in the Statements of Revenue and Direct expenses. The expenses presented in the Combined Financial Statements include only costs that are directly attributable to the Timing Product Business and do not include intercompany charges.

Functional costs incurred by Renesas for services that were provided to or on behalf of the Timing Product Business were historically recorded at division or corporate level. These include costs associated with comingled facilities shared by the Business and other Renesas businesses, costs for field application engineers within the global sales organization that directly supports the Business, and costs associated with licensing, implementation, ongoing technology support for design automation system, which are all directly associated with operating the Business. The costs are allocated to the Business using consistent and reasonable methods such as net sales and headcount. Functional costs allocated and recorded in the Statements of Revenue and Direct Expenses for the years ended December 31, 2025, and 2024 are as follows:

2025		2024
Research and development	$3,971	$1,856
Selling, general and administrative	3,807	3,772
Total	$7,778	$5,628

14.COMMITMENTS AND CONTINGENCIES
As the Timing Product Business conducts business worldwide, it is possible that the Business may become a party to lawsuits, arbitration, investigation by regulatory authorities and other legal proceedings in various countries (“Legal Matters”). Currently, the Business is not involved in any Legal Matters.
15.SUBSEQUENT EVENTS
The Combined Financial Statements have been derived from historical information previously presented in Renesas’s consolidated financial statements.
Subsequent events and transactions for disclosure purposes have been evaluated through May 1, 2026, the date on which the Combined Financial Statements became available to be issued. No events or transactions were identified that would require disclosure in the Combined Financial Statements, other than the Transaction between Renesas and SiTime described in Note 1-Description of the Transaction and Basis of Presentation.
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